INDEMNIFICATION AND ESCROW AGREEMENT


     THIS INDEMNIFICATION AND ESCROW AGREEMENT, dated as of September 30, 1996 (the "Agreement"), by and among Hansford Manufacturing Corporation, a New York corporation (the "Company"), DT Industries, Inc., a Delaware corporation (the "Guarantor"), VanBuren N. Hansford, Jr., the sole stockholder of the Company (the "Stockholder"), and Manufacturers and Traders Trust Company, a New York bank, as Escrow Agent ("Escrow Agent").

     WHEREAS, H022 Corporation, a New York corporation ("H022"), the Guarantor, the Company and the Stockholder have entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of H022 with and into the Company (the "Merger") (the Company, as the surviving corporation in the Merger, sometimes referred to herein as the "Surviving Corporation");

     WHEREAS, Section 3.2(b) of the Merger Agreement provides for the delivery of a sum equal to Two Million Dollars ($2,000,000) (the "Escrow Amount") to the Escrow Agent on June 30, 1997, and for the delivery to the Escrow Agent of an irrevocable standby letter of credit in the amount of the Escrow Amount (the "Letter of Credit") at the closing of the Merger, such Escrow Amount and Letter of Credit to be delivered to and maintained by the Escrow Agent in accordance with the terms of this Agreement;

     WHEREAS, the parties hereto desire to provide for indemnification for breaches of representations, warranties and covenants and for certain other matters under the Merger Agreement; and

     WHEREAS, the Guarantor, as the owner of all of the issued and outstanding capital stock of the Surviving Corporation, has agreed to guaranty the Surviving Corporation's obligations hereunder.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

1.   DEFINITIONS.

     Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.   INDEMNIFICATION.

     (a) Subject to the limitations hereinafter set forth in this Section 2, from and after the Effective Time, the Stockholder shall protect, defend, hold harmless and indemnify the Surviving Corporation, its officers, directors, stockholders, employees and agents, and their respective successors and assigns from, against and in respect of any and all losses, liabilities, deficiencies, penalties, fines, costs, damages and expenses whatsoever (including without limitation, reasonable professional fees and costs of investigation, litigation, settlement and judgment and interest) (collectively, the "Losses")

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that may be suffered or incurred by any of them arising from or by reason of any of the following:

          (i) Any breach of any of the representations or warranties made by the Company in Section 5.5(c) or 5.28 of the Merger Agreement or by the Stockholder in Section 6.1 or 6.5 of the Merger Agreement;

          (ii) Any breach of any representation or warranty made by the Company or the Stockholder in the Merger Agreement (other than in Sections 5.5(c), 5.28, 6.1 or 6.5) or contained in any certificate executed by the Company or the Stockholder and delivered to H022 in connection with the Merger;

          (iii) Any breach of any covenant or agreement made by the Company in the Merger Agreement to the extent such breach occurred on or prior to the Closing Date;

          (iv) Any breach of any covenant or agreement made by the Stockholder in the Merger Agreement, this Agreement or any other document or agreement executed by the Stockholder and delivered to H022 in connection with the Merger;

          (v) Any Taxes imposed on or incurred by the Company for any taxable period ending on or before the Closing Date (or the portion, determined as described in Section 2(d), of any Taxes imposed on or incurred by the Company for any taxable period beginning before and ending after the Closing Date which is allocable to the portion of such period occurring on or before the Closing Date (the "Pre-Closing Period")), excluding (A) any such Taxes caused solely by any election pursuant to Section 338(h)(10) of the Code (or any comparable provision of applicable state or local tax law) with regard to the acquisition of the shares of the Company pursuant to the Merger, and (B) any liability for such Pre-Closing Period Taxes (other than as described in clause (A) of this sentence) to the extent such liability results in reductions of Taxes attributable to later periods or portions thereof occurring after the Closing Date;

          (vi)   Any matter set forth on Schedule 5.13 or 5.33; and

          (vii) Any and all costs and expenses (including without limitation, reasonable legal fees and accounting fees) incident to the enforcement of the provisions of this Section 2(a).

     (b) Subject to the limitations hereinafter set forth in this Section 2, from and after the Effective Time, the Surviving Corporation shall protect, defend, hold harmless and indemnify the Stockholder, his personal or legal representatives, and his successors and assigns from, against and in respect of any and all Losses that may be suffered or incurred by any of them arising from or by reason of any of the following:

          (i) Any breach of any of the representations or warranties made by H022 or the Guarantor in the Merger Agreement or contained in any certificate executed by H022 or the Guarantor and delivered to the Company or the Stockholder in connection with the Merger Agreement;

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

          (ii) Any breach of any covenant or agreement made by H022 or the Guarantor in the Merger Agreement, this Agreement or any other document or agreement executed by H022 or the Guarantor and delivered to the Company or the Stockholder in connection with the Merger Agreement;

          (iii) Any claims of any broker, investment banker, Person or firm acting on behalf of H022 or its Affiliates for a broker's or finder's fee or any other commission or similar fee arising in connection with the transactions contemplated by the Merger Agreement;

          (iv) Any additional U.S. federal income taxes caused solely by any election pursuant to Section 338(h)(10) of the Code with regard to the acquisition of the shares of the Company pursuant to the Merger; and

          (v) Any and all costs and expenses (including without limitation, reasonable legal fees and accounting fees) incident to the enforcement of the provisions of this Section 2(b).

     (c) INDEMNIFICATION PROCEDURES. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

          (i) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims ("Third Party Claim") asserted against the Indemnified Party which could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party with a copy to the Escrow Agent, a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim, if reasonably possible, and the basis of the Indemnified Party's request for indemnification under this Agreement.

          (ii) Within ten (10) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party
(i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Agreement with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

          (iii) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Agreement and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 2(c). The Indemnifying Party shall have full control of such defense and proceedings including any compromise or settlement thereof; provided, however,

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

that any such compromise or settlement involving non-monetary obligations of the Indemnified Party, or otherwise having a direct effect upon its continuing operations, shall be subject to the consent of the Indemnified Party. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder or if the Indemnifying Party assumes the defense with respect to the Third Party Claim), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and which are not unnecessarily prejudicial to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 2(c) and, except as permitted above or pursuant to this Section 2(c), shall bear its own costs and expenses with respect to such participation.

          (iv) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 2(c), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 2(c) but fails to diligently and promptly prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld or delayed, any compromise or settlement of such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 2(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

          (v) In the event an Indemnified Party should have a claim against an Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party, with a copy to the Escrow Agent, a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim, the basis of the Indemnified Party's request for indemnification under this Agreement and the amount for which a claim for indemnification is made, taking into account the limitations set forth in Sections 2(f) and 2(g). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

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

          (vi) Payments of all amounts owing by the Indemnifying Party pursuant to Sections 2(c)(iii) and (iv) shall be made not later than thirty (30) days after the latest of (A) the settlement of the Third Party Claim, (B) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (C) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Party pursuant to
Section 2(c)(v) shall be made not later than thirty (30) days after the expiration of the thirty-day Indemnity Notice period or, if the Indemnifying Party has timely disputed such claim, the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

          (vii) The failure to provide notice as provided in this Section 2(c) shall not excuse any party from its continuing obligations hereunder; however, any claim shall be reduced by the damages resulting from such party's delay or failure to provide notice as provided in this Section 2(c).

          (viii) Notwithstanding anything to the contrary in this Section 2(c), should any Third Party Claim hereunder involve a situation where the Indemnified Party reasonably anticipates that part of the claim will be borne by it and part of the claim will be borne by the Indemnifying Party due to the existence of the limitations in Sections 2(f) and 2(g), the parties shall jointly consult and proceed as to any such Third Party Claim.

     (d) Whenever it is necessary for purposes of Section 2(a)(v) or (b)(iv) to determine the portion of any Taxes imposed on or incurred by the Company for a taxable period beginning before and ending after the Closing Date which is allocable to the Pre-Closing Period, the determination shall be made, in the case of property, ad valorem or franchise Taxes, on a per diem basis and, in the case of other Taxes, by assuming that the Pre-Closing Period constitutes a separate taxable period of the Company (and any tax partnerships in which the Company has an interest) and by taking into account the actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning before and ending after the Closing Date that are calculated on an annual or periodic basis shall be apportioned to the Pre-Closing Period ratably on a per diem basis).

     (e) With respect to claims made under Section 2 and Section 3 hereto, the Stockholder hereby waives and agrees not to assert against the Company, its officers, directors, employees or agents, any claims for contribution or indemnification with respect to the representations, warranties and agreements made by the Company with respect thereto.

     (f) The Stockholder shall have no liability hereunder to indemnify the Company for Losses arising under Section 3 or Section 2(a)(ii) or under Section 2(a)(vii) to the extent incurred in connection with such breach or breaches described in Section 2(a)(ii) until the aggregate of all Losses described in
Section 3 and in Section 2(a) exceed One Hundred Thousand Dollars ($100,000) (the "Basket Amount"), in which event the

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Company shall be entitled to indemnification for all such Losses to the extent that they exceed the Basket Amount.

     (g) The Company shall have no liability hereunder to indemnify the Stockholder for Losses arising under Section 2(b)(i) or under Section 2(b)(v) to the extent incurred in connection with such breach or breaches described in
Section 2(b)(i) until the aggregate of all Losses described in Section 2(b) exceed the Basket Amount, in which event the Stockholder shall be entitled to indemnification for all such Losses to the extent that they exceed the Basket Amount.

     (h) The indemnification obligations set forth in Section 2 and Section 3 are made notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of any party in the Closing.

3. COMPLIANCE WITH ENVIRONMENTAL REGULATORY REQUIREMENTS AND ENVIRONMENTAL INDEMNIFICATION.

     (a) Subject to Section 2, but notwithstanding any other provision in this Agreement or the Merger Agreement to the contrary, the Stockholder shall be responsible for, and shall indemnify and defend the Company against and save it harmless from, against, and in respect of, and covenant not to sue the Company, its respective officers, directors, stockholders and agents, and their respective successors and assigns for, any and all Losses incurred with regard to the representations and warranties which are the subject of Section 5.22 of the Merger Agreement or based upon the presence of or any release or disposal of any Hazardous Material occurring prior to the Closing Date whether caused by any act or omission of a third party or parties or by virtue of any condition or use of the properties owned, leased, operated or controlled by the Company or its respective predecessors in interest.

     (b) The indemnification of this Section 3 shall include any and all Losses relating to or arising out of any claim by any Person or regulatory agency arising out of, related to or in connection with (i) any violation or alleged violation of any Environmental Law, attributable to circumstances or events arising or occurring prior to the Closing Date; (ii) any violation or alleged violation, attributable to circumstances or events arising or occurring prior to the Closing Date, of any federal, state, local or foreign license, permit or other government approval, authorization, order, decree, judgment, injunction, notice, or request for information pertaining to any environmental matter; (iii) the generation, transport, treatment, recycling, storage or disposal of Hazardous Material, or arrangement therefor, prior to the Closing Date, by the Company or any of its predecessors in interest; and (iv) any remedial action or corrective action (as the latter term is used in Sections 3004(u), 3004(v), and 3008(h) of the Resource Conservation and Recovery Act) arising out of, related to, or in connection with property owned, leased, operated, or controlled by the Company at which Hazardous Material was generated, treated, stored or disposed of prior to the Closing Date. In the event that liabilities and costs result from circumstances or events arising or occurring both before and after the Closing Date, the Stockholder shall be liable under this paragraph only for

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

those liabilities and costs attributable to circumstances or events arising or occurring prior to the Closing Date. If costs and liabilities are not clearly allocable to circumstances or events arising or occurring either before or after the Closing Date, such allocation shall be made in an equitable manner.

     (c) The indemnification of this Section 3 shall also include any Losses relating to or arising out of any claim of injury to employees of the Company caused by the use of asbestos in any manner, provided that this indemnification shall only be applicable to the extent such injury results from asbestos which was present in any product or asset of the Company on or prior to the Closing Date.

4.   DEPOSIT OF ESCROW FUNDS.

     Upon the execution of this Agreement, H022 will deliver to the Escrow Agent the Letter of Credit, which, upon receipt thereof, the Escrow Agent will promptly acknowledge receipt thereof in writing to H022. On June 30, 1997, the Surviving Corporation will deliver to the Escrow Agent the Escrow Amount by wire transfer, which, upon receipt thereof, the Escrow Agent will promptly acknowledge receipt thereof in writing and return the Letter of Credit to the Surviving Corporation. Upon receipt of the Escrow Amount, the Escrow Agent shall invest the Escrow Amount in an account identified as being established pursuant to this Agreement (the "Escrow Account"). In the event that the Surviving Corporation does not deliver the Escrow Amount in accordance with this Agreement, the Escrow Agent shall, upon written instruction given by the Stockholder, make a draw upon the Letter of Credit to fund any shortage and shall hold such proceeds in accordance with the terms of this Agreement. The Escrow Agent will hold said Escrow Amount together with all investments thereof, additions thereto and all interest accumulated thereon and proceeds therefrom (the "Escrow Funds") in escrow upon the terms and conditions set forth in this Agreement and shall not withdraw the Escrow Funds from the Escrow Account except as provided herein.

5.   INVESTMENTS.

     (a) The Escrow Agent shall invest and reinvest from time to time the Escrow Funds (i) in any obligation of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States supports the obligation or guarantee of such agency or instrumentality), (ii) in any money market fund that invests solely in such obligations or types described in clause
(i), (iii) in any other investment agreed to in writing by the Stockholder and the Company. In the absence of such direction, the Escrow Agent shall invest the Escrow Funds in the Vision U.S. Treasury Money Market Fund. Investments may be executed by the Escrow Agent's own Bond Department. To the extent the Escrow Agent invests any funds in the manner provided for in this Section, no party hereto shall be liable for any loss which may be incurred by reason of any such investment.

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     (b)  The Escrow Agent shall have the power to reduce, sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Funds pursuant to Section 6 hereof. The Escrow
Agent shall have no liability for any investment losses resulting from the investment, reinvestment, sale or liquidation of any portion of the Escrow
Funds, except in the case of the gross negligence or willful misconduct of the Escrow Agent.

6.   CLAIMS AMOUNT ESCROW FUND.

     The Escrow Amount, when received by the Escrow Agent, shall be known as the "Claims Amount Escrow Fund" and shall consist of Two Million Dollars ($2,000,000), together with all interest accumulated thereon and all proceeds therefrom.

     (a) At any time and from time to time, during the period from the Closing through the Escrow Expiration Date (as defined in Section 8 hereof), the Company may give to the Escrow Agent a copy of one or more Claims Notices or Indemnity Notices, as described in Section 2(c). Upon receipt of a Claims Notice or an Indemnity Notice, the Escrow Agent shall, if such Claims Notice or Indemnity Notice sets forth the amount of such claim, hold a portion of the Claims Amount Escrow Fund equal to the amount of such claim as set forth in such Claims Notice or Indemnity Notice (or, if the amount set forth exceeds the entire amount of the Claims Amount Escrow Fund, the entire amount of the Claims Amount Escrow
Fund) in escrow until receiving notice of a Determination (as defined in Section 6(b) below) of such claim. If the Claims Notice or Indemnity Notice states that the amount of such claim is not reasonably ascertainable by the Company, the Escrow Agent shall hold the entire amount of the Claims Amount Escrow Fund then in its possession until subsequently notified in writing by the Company of the amount of such claim, and thereafter shall hold a portion of the Claims Amount Escrow Fund equal to the amount of such claim as set forth in such subsequent notice in escrow until Determination of such claim. In the case of any claim, the amount of which is not reasonably ascertainable by the Company at the time the Claims Notice or Indemnity Notice of such claim is given, the Company agrees to notify in writing the Escrow Agent and the Stockholder of the amount of such claim promptly after such amount becomes reasonably ascertainable by the Company.

     (b) For the purpose of this Agreement, a "Determination" shall mean (i) a written compromise or settlement signed by the Company and the Stockholder or
(ii) a binding arbitration award or a judgment of a court of competent jurisdiction in the United States of America or elsewhere (the time for appeal having expired and no appeal having been perfected) in favor of the Company and against the Stockholder and based on a Claim under Section 2(a) or Section 3 of this Agreement; provided, however, that in the case of a claim described in an Indemnity Notice, the Indemnity Notice to the Escrow Agent setting forth the amount thereof as reasonably ascertained by the Company shall constitute a Determination of such claim unless, within thirty (30) days of the receipt by the Stockholder of such Indemnity Notice, as above provided, including the amount of such claim, the Stockholder notifies the Escrow Agent in writing that he disputes such amount in whole or in part (an "Objection").

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     (c)  Within ten (10) business days following notice of a Determination, the
Escrow Agent shall disburse to the Company from the Claims Amount Escrow Fund the amount set forth in such Determination. In the event of an Objection, the Escrow Agent shall release the amount which is not in dispute, if any, and shall hold the amount in dispute until such Objection is resolved in accordance with the provisions of Section 7 hereof.

     (d) Unless the Escrow Agent has received a Claims Notice or an Indemnity Notice, the Escrow Agent shall distribute to the Stockholder quarterly an amount equal to the interest earned on the Claims Amount Escrow Fund during such quarter.

     (e) Provided there have been no Claim Notices or Indemnity Notices, on September 30, 1997, the Escrow Agent shall distribute to the Stockholder an amount equal to one-third (1/3) of the Claims Amount Escrow Fund (including accrued interest) remaining at that time and on September 30, 1998, the Escrow Agent shall distribute to the Stockholder an amount equal to the Claims Amount Escrow Fund remaining at that time minus the amount of the Escrow Funds set aside by the Escrow Agent for Claims of the Company pursuant to Section 6(a).

7.   SETTLEMENT OF DISPUTES.

     Any dispute which may arise under this Agreement with respect to the delivery and/or ownership or right of possession of the Escrow Funds or any part thereof, or the duties of the Escrow Agent hereunder, shall be settled either by mutual agreement of the Company and the Stockholder (evidenced by appropriate instructions in writing to the Escrow Agent, signed by such parties) or by a binding arbitration award or a final order, decree or judgment of any appropriate court located in the State of New York or any other jurisdiction (the time for appeal having expired and no appeal having been perfected), each party or parties bearing its own costs and expenses with respect to the dispute; provided, however, that neither the Company nor the Stockholder shall have the right to dispute any claim which has been the subject of a Determination. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Prior to the settlement of any such dispute, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, that portion of the Escrow Funds which is the subject of such dispute.

8.   TERMINATION OF ESCROW AGREEMENT.

     (a) Subject to the provisions of Section 6(a), the escrow created pursuant to this Agreement shall terminate upon the earlier to occur of: (i) the second anniversary of the Closing Date; and (ii) the distribution of all of the Escrow Funds by the Escrow Agent pursuant to this Agreement (the earliest to occur of (i) and (ii) above being hereinafter referred to as the "Escrow Expiration Date"); provided, however, that if there are any unresolved or unsettled claims pursuant to Section 2(a) or 3 of this Agreement outstanding on the last day of the foregoing 2 year period, this Agreement will not terminate until the resolution of all such claims.

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     (b)  As soon as practicable after the Escrow Expiration Date, the Escrow
Agent shall promptly deliver to the Stockholder out of the Claims Amount Escrow Fund the excess, if any, of the total amount remaining in the Escrow Funds over the sum of all amounts under unresolved or unsettled claims then outstanding, and the Escrow Agent shall continue to retain in the Claims Amount Escrow Fund all such amounts under unresolved or unsettled Claims then outstanding, subject to the terms of this Escrow Agreement until resolution of such claims. Payments from the Claims Amount Escrow Fund to the Stockholder pursuant to the first sentence of this Section 8(b) shall be made in accordance with the Stockholder's written directions to the Escrow Agent.

     (c) The occurrence of the Escrow Expiration Date, the termination of the escrow and the distribution of all of the Escrow Funds shall not terminate this Agreement or the indemnification obligations of the Surviving Corporation and the Stockholder hereunder, which obligations shall continue, with respect to the representations and warranties for the survival periods set forth in Section
14.1 of the Merger Agreement, and otherwise until ninety (90) days after the expiration of the applicable limitations period for any claim for which indemnification may be sought under this Agreement.

9.   CONCERNING THE ESCROW AGENT.

     (a) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent may consult with counsel and shall have no liability hereunder except for its own negligence or willful misconduct. It may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it reasonably believes to be genuine and to have been signed or presented by a proper person or persons.

     (b) The Escrow Agent shall have no duties with respect to any agreement or agreements with respect to any or all of the Escrow Funds other than as provided in this Agreement. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects. Notwithstanding any provision to the contrary contained in any other agreement, the Escrow Agent shall have no interest in the Escrow Funds except as provided in this Agreement.

     (c) So long as the Escrow Agent shall have any obligation to pay any amount to the Stockholder and/or the Company from the Escrow Funds hereunder, the Escrow Agent shall keep proper books of record and account, in which full and correct entries shall be made of all receipts, disbursements and investment activity in the Escrow Account.

     (d) The Escrow Agent shall not be bound by any modification of this Agreement affecting the rights, duties and obligations of the Escrow Agent unless such modification shall be in writing and signed by the other parties hereto, and the Escrow Agent shall have given its prior written consent thereto. The Escrow Agent shall not be

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bound by any other modification of this Agreement unless the Escrow Agent shall have received written notice thereof.

     (e) The Escrow Agent may resign as escrow agent at any time by giving thirty (30) days written notice by registered or certified mail to the Company and the Stockholder and such resignation shall take effect at the end of such thirty (30) days or upon earlier appointment of a successor. A successor escrow agent hereunder may be appointed by designation in writing signed by the Company and the Stockholder. The Company and the Stockholder undertake to utilize their best efforts to arrange for the appointment of a successor escrow agent. If any instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within sixty (60) days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of the Stockholder and the Company petition any court of competent jurisdiction for the appointment of a successor escrow agent.

     (f) If at any time hereafter the Escrow Agent shall resign, be removed, be dissolved or otherwise become incapable of acting, or the bank or trust company acting as the Escrow Agent shall be taken over by any government official, agency, department or board, or the position of the Escrow Agent shall become vacant for any of the foregoing reasons or for any other reason, the Stockholder and the Company shall appoint a successor escrow agent to fill such vacancy.

     (g) Every successor escrow agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Company and the Stockholder, an instrument in writing accepting such appointment hereunder, and thereupon such successor escrow agent, without any further act, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor; and every predecessor escrow agent shall deliver all property and moneys held by it hereunder to its successor.

     (h) The Company and the Stockholder shall share equally the fee charged by the Escrow Agent for performing its services hereunder. Except as provided in subsection 9(i) hereof, the Company and the Stockholder shall share equally any reasonable out of pocket cost incurred by the Escrow Agent in performing its duties hereunder. This covenant shall survive termination of this Agreement.

     (i) The Company and the Stockholder hereby agree to indemnify and hold the Escrow Agent harmless from and against any and all expenses (including reasonable attorneys' fees), liabilities, claims, damages, actions, suits or other charges ("Agent Claims") incurred by or assessed against the Escrow Agent for anything done or omitted by the Escrow Agent in the performance of the Escrow Agent's duties hereunder, except such which result from the Escrow Agent's bad faith, gross negligence or willful misconduct. Agent Claims payable hereunder shall be paid one-half by the Company and one-half by the Stockholder. This indemnity shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     (j) To the extent any amount due to the Escrow Agent pursuant to Sections 9(h) or 9(i) is not paid, the Escrow Agent may deduct the same from the Escrow Account.

     (k) The Escrow Agent's fees shall be Five Hundred Dollars ($500) per year, payable in advance on the date this Agreement is executed by the Escrow Agent and on each subsequent anniversary date thereof, as long as the Escrow Agent is holding any of the Escrow Funds and/or the Letter of Credit hereunder.

10.  MISCELLANEOUS.

     (a) This Agreement shall be construed by and governed in accordance with the laws of the State of New York, without regard to such jurisdiction's conflicts of laws principles.

     (b) This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

     (c) This Agreement may be executed in one or more counterparts which taken together shall constitute but one and the same instrument.

     (d) Section headings contained herein have been inserted for reference purposes only and shall not be construed as part of this Agreement.

     (e) This Agreement may be modified or amended only by a written instrument duly executed by all parties hereto or their respective successors or assigns.

     (f) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (unless otherwise specifically provided for herein) if delivered personally (including by courier), telecopied (which is confirmed) or mailed (registered or certified mail), postage prepaid or:

     If to the Company:

          c/o DT Industries, Inc.
          1949 East Sunshine
          Springfield, Missouri  65804
          Attention:  Chief Executive Officer

          Fax: (417) 890-0525
     with a copy to:

          Dickstein Shapiro Morin & Oshinsky LLP
          2101 L Street, N.W.
          Washington, D.C.  20037
          Attention:  Ira H. Polon, Esquire

          Fax: (202) 887-0689

     If to the Stockholder:

          VanBuren N. Hansford, Jr.
          1310 North Ocean Boulevard
          Gulf Stream, Florida  33483-7234

          Fax: (561) 243-8110

     with a copy to:

          Harter, Secrest & Emery
          700 Midtown Tower
          Rochester, New York  14604-2070
          Attention:  Jeffrey H. Bowen, Esquire

          Fax:  (716) 232-2152

     If to the Escrow Agent:

          Manufacturers and Traders Trust Company
          44 Exchange Street
          Rochester, New York  14614
          Attention:  John L. Bartolotta, Vice President

          Fax (716) 325-5105

     with a copy to:

          Woods, Oviatt, Gilman, Sturman & Clarke, LLP
          44 Exchange Street
          Rochester, New York  14614
          Attention:  Gary F. Amendola, Esquire

          Fax:  (716) 454-3968

or to such other addresses or persons as any party may have furnished to the other parties in writing, in accordance herewith, provided, however, that notices to the Escrow Agent shall be deemed effective only upon receipt.

     (g) The Escrow Agent shall not be liable to pay any tax on any interest earned on the Escrow Amount, it being the understanding of the parties that any tax attributable to interest earned on the Escrow Funds shall be the responsibility of the Stockholder. The tax identification number the Stockholder is ###-##-####.

     (h) If any party hereto refuses to comply with, or at any time violates or attempts to violate, any term, covenant or agreement contained in this Agreement, any other party hereto may, by injunctive action, compel the defaulting party to comply with, or refrain from violating, such term, covenant or agreement, and may, by injunctive action, compel specific performance of the obligations of the defaulting party.

     (i) Except as provided herein, the rights and obligations of the parties under this Agreement shall not be assigned to any person or entity, without the written consent of the other parties. Notwithstanding the foregoing, H022, the Surviving Corporation and the Guarantor shall be entitled to assign their respective rights under this Agreement, before and after the Closing, to their senior lenders, including The Boatmen's National Bank of St. Louis, as Agent for itself and other lenders, and their respective successors and assigns. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon, inure to the benefit of and be enforceable by their respective successors and permitted assigns.


         [The balance of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.


                                       HANSFORD MANUFACTURING CORPORATION


                                       By: /s/ VanBuren N. Hansford, Jr.
                                           -------------------------------------
                                           VanBuren N. Hansford, Jr., President



                                       STOCKHOLDER:


                                       /s/ VanBuren N. Hansford, Jr.
                                       -----------------------------------------
                                       VanBuren N. Hansford, Jr.



                                       H022 CORPORATION


                                       By: /s/ Bruce P. Erdel
                                           -------------------------------------
                                           Bruce P. Erdel, Vice President



                                       MANUFACTURERS AND TRADERS TRUST COMPANY


                                       By: /s/ John L. Bartolotta
                                           -------------------------------------
                                           John L. Bartolotta, Vice President

Subject to the limitation of Section 2(g), the undersigned corporation hereby unconditionally guarantees the full and punctual payment and performance of all of the obligations of the Surviving Corporation to the Stockholder arising under this Agreement. The liability of the undersigned hereunder shall be primary, and in any right of action which shall accrue to the Stockholder under this Agreement, the Stockholder may at his option, proceed against the undersigned without having commenced any action, or having obtained any judgment, against the Surviving Corporation.

                                       DT INDUSTRIES, INC., as Guarantor



                                       By: /s/ Stephen J. Gore
                                           -------------------------------------
                                           Stephen J. Gore
                                           President and Chief Executive Officer